UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 19, 2019, the Board of Directors of SVB Financial Group (the “Company”) approved amendments to the Amended and Restated Bylaws of the Company (the “Bylaws”). The Bylaws include amendments that:

•	implement proxy access;

•	provide a majority voting standard for director elections;

•
eliminate the previous “supermajority” voting threshold for shareholder bylaw amendments, which required the affirmative vote of 66 2/3% of the outstanding shares entitled to vote in order for shareholders to alter, amend or repeal certain sections of the bylaws;

•	designate Delaware state or federal courts as the exclusive forum for certain litigation involving the Company; and

•	refine and clarify the advance notice provisions for shareholder proposals.

The proxy access bylaw permits a shareholder, or a group of up to twenty shareholders, owning three percent or more of the Company’s outstanding stock continuously for at least three years, to nominate and include in the Company’s annual proxy materials director nominees constituting the greater of two and twenty percent of the Company’s Board of Directors. The Bylaws set forth specific requirements for using proxy access and the related nomination notice.

The new majority voting standard for director elections requires that, in an uncontested election for directors, a nominee receive more “for” votes than “against” votes to be elected. A plurality voting standard will apply in any contested election (i.e., where the number of nominees to serve as directors exceeds the number of directors to be elected). A plurality voting standard also will apply to the extent the Company’s Certificate of Incorporation authorizes cumulative voting in director elections and, pursuant to the Certificate of Incorporation, a stockholder gives notice to cumulate his or her votes. The Company’s Certificate of Incorporation currently authorizes cumulative voting, which the Board of Directors views as incompatible with a majority vote standard and not a corporate governance best practice. The Company intends to propose the elimination of cumulative voting from the Certificate of Incorporation for approval by its stockholders at the Company’s 2019 Annual Meeting of Stockholders.

The exclusive forum provision designates Delaware (unless the Company consents to the selection of an alternative forum) as the exclusive forum for litigation consisting of derivative actions, actions asserting a breach of fiduciary duty, actions asserting a claim arising under Delaware law or the Company’s Certificate of Incorporation or Bylaws, and actions asserting claims under the internal affairs doctrine.

The Bylaws, effective February 19, 2019, also implement certain other administrative and technical changes, including to the organization and regulation of shareholder meetings, the description of officers of the Company, and the Company’s procedures with respect to lost stock certificates.

The foregoing description of the changes implemented by the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws that are attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2019	SVB FINANCIAL GROUP

	By:	/s/ GREG W. BECKER
	Name:	Greg W. Becker
	Title:	President and Chief Executive Officer